Exhibit 99.1

CIM COMMERCIAL TRUST ANNOUNCES CLOSING OF $850 MILLION UNSECURED CREDIT FACILITY

DALLAS, TX—September 30, 2014—CIM Commercial Trust Corporation (NASDAQ: CMCT), a real estate investment trust (REIT) that acquires, owns, and operates Class A and creative office properties in vibrant and improving urban communities throughout the U.S., announced today that it has closed an $850 million unsecured credit facility consisting of a $450 million revolver, a $325 million term loan and a $75 million delayed-draw term loan.  The facility replaces the company’s existing credit facilities of $340 million.

The facility matures on September 30, 2016, is extendable through September 2018, and can be upsized to $1.15 billion.

“Securing and closing this credit facility is consistent with CIM Commercial Trust’s philosophy of building a strong balance sheet and capital structure to support its long-term business plan of maximizing shareholder returns by increasing asset value and delivering a reliable, growing dividend stream,” said Richard Ressler, Chairman of the Board of CIM Commercial Trust.  “This facility provides increased capital for CIM Commercial Trust to continue its strategy of acquiring, owning, and operating Class A and creative office properties in vibrant and improving urban communities throughout the U.S.”

“The additional capital will allow CIM Commercial Trust to accretively grow its portfolio of Class A and creative office properties sourced through CIM Group’s 450-person urban investment platform,” said Charles Garner, CEO of CIM Commercial Trust.

The credit facility was arranged by Bank of America Merrill Lynch and J.P. Morgan Securities as Joint Lead Arrangers and Joint Bookrunners.  Bank of America served as Administrative Agent and JPMorgan Chase Bank served as Syndication Agent. Bank of Montreal, Capital One, KeyBank, PNC Bank, Regions Bank, U.S. Bank and Wells Fargo served as Co-Documentation Agents.  Barclays, Comerica, Fifth Third Bank, Union Bank, BB&T, Deutsche Bank, Citibank, City National, and UBS are Participants.

ABOUT CIM COMMERCIAL TRUST CORPORATION

CIM Commercial Trust Corporation is a real estate investment trust (REIT) that principally acquires, owns, and operates stabilized Class A and creative office properties located in vibrant and improving urban markets throughout in the U.S.  Properties are primarily located in New York City, Washington, D.C., Los Angeles, and the San Francisco Bay Area. CIM Group, the manager of CIM Commercial Trust, is comprised of a seasoned team of real estate investment professionals with extensive expertise in acquisitions, investments, development, finance, leasing, asset management, as well as in-house research capabilities. In addition, CIM Commercial Trust continues to deploy a portion of its capital to its real estate lending platform through its wholly owned subsidiary (d/b/a PMC Commercial Trust) that originates and services loans under the U.S. Small Business Administration 7(a) Guaranteed Loan Program as well as through other lending programs.

FORWARD-LOOKING STATEMENTS

The information set forth herein contains “forward-looking statements.” You can identify these statements by the fact that they do not relate strictly to historical or current facts or discuss the business and affairs of CIM Commercial Trust Corporation on a prospective basis. Further, statements that include words such as “may,” “will,” “project,” “might,” “expect,” “believe,” “anticipate,” “intend,” “could,” “would,” “estimate,” “continue” “pursue,” or “should” or the negative or other words or expressions of similar meaning, may identify forward-looking statements.

CIM Commercial Trust bases these forward-looking statements on particular assumptions that it has made in light of its experience, as well as its perception of expected future developments and other factors that it believes are appropriate under the circumstances. The forward-looking statements are necessarily estimates reflecting the judgment of CIM Commercial Trust and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. These forward-looking statements are subject to risks, uncertainties and other factors, including those set forth in the definitive proxy statement / prospectus of PMC Commercial Trust dated December 30, 2013 under the heading “Risk Factors”, the supplement to proxy statement/prospectus of PMC Commercial Trust dated January 31, 2014 under the heading “Update to Risk Factors” and other risks detailed in PMC Commercial Trust’s filings with the SEC, including but not limited to PMC Commercial Trust’s Annual Report on Form 10-K for the fiscal year ended December 31, 2013.

As you read and consider the information herein, you are cautioned to not place undue reliance on these forward-looking statements. These statements are not guarantees of performance or results and speak only as of the date hereof. These forward-looking statements involve risks, uncertainties and assumptions. In light of these risks and uncertainties, there can be no assurance that the results and events contemplated by the forward-looking statements contained herein will in fact transpire. New factors emerge from time to time, and it is not possible for CIM Commercial Trust to predict all of them. Nor can CIM Commercial Trust assess the impact of each such factor or the extent to which any factor, or combination of factors may cause results to differ materially from those contained in any forward-looking statement. CIM Commercial Trust undertakes no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, except as required by law.

CONTACTS

Media Relations:
Bill Mendel, 212-397-1030
bill@mendelcommunications.com

or

Investor Relations:
investors@cimcommercial.com